Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of January 28, 2008, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Bassett Furniture Industries, Incorporated, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

STEVEN TANNENBAUM

/s/ Steven Tannenbaum

GREENWOOD INVESTMENTS, INC.

By:	/s/ Steven Tannenbaum
Steven Tannenbaum, President

GREENWOOD CAPITAL LIMITED PARTNERSHIP

By: Greenwood Investments, Inc.;
General Partner

By:	/s/ Steven Tannenbaum
Steven Tannenbaum, President

GREENWOOD INVESTORS LIMITED PARTNERSHIP

By: Greenwood Investments, Inc.;
General Partner

By:	/s/ Steven Tannenbaum
Steven Tannenbaum, President